Exhibit 4.2

THE MCCLATCHY COMPANY,

as Issuer,

and

THE SUBSIDIARY GUARANTORS PARTIES

HERETO

6.875% Senior Secured Junior Lien Notes due 2031

SECOND SUPPLEMENTAL INDENTURE

Dated as of March 15, 2019

to

INDENTURE

Dated as of December 18, 2018

THE BANK OF NEW YORK MELLON,

as Trustee

and

as Collateral Agent

THIS SECOND SUPPLEMENTAL INDENTURE, is entered into as of March 15, 2019 (this “Second Supplemental Indenture”), among THE MCCLATCHY COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (as defined herein, the “Company”), the Subsidiary Guarantors party hereto and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (in such capacity, as defined herein, the “Trustee”) and as notes collateral agent (in such capacity, as defined herein, the “Collateral Agent”).

PRELIMINARY STATEMENTS

WHEREAS, the Company, the Subsidiary Guarantors party thereto and the Trustee and Collateral Agent entered into the Indenture, dated as of December 18, 2018, as supplemented by the First Supplemental Indenture thereto, dated March 15, 2019 (the “Indenture”), pursuant to which the Company issued $193,466,000 in aggregate principal amount of its 6.875% Senior Secured Junior Lien Notes due 2031 (the “Initial Notes”), which are guaranteed by the Subsidiary Guarantors;

WHEREAS, Section 2.02 of the Indenture provides, among other things, that Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company, in connection with the exchange of all or any portion of up to $75,000,000 in aggregate principal amount of 2029 Debentures (as defined in the Indenture) pursuant to clause (b) of Section 5.09 of the Junior Lien Term Loan Credit Agreement (as defined in the Indenture), subject to certain conditions set forth in the Indenture;

WHEREAS, the Company wishes to issue $74,957,000 in aggregate principal amount of Additional Notes in connection with the exchange of $74,957,000 in aggregate principal amount of 2029 Debentures (such Additional Notes, the “Additional Notes”);

WHEREAS, pursuant to Section 9.01(xiv) of the Indenture, the Company may supplement the Indenture to provide for the issuance of Additional Notes without notice to or consent of any Holder;

WHEREAS, the Company and the Subsidiary Guarantors have requested and hereby direct that the Trustee and Collateral Agent join with the Company and the Subsidiary Guarantors in the execution of this Supplemental Indenture; and

WHEREAS, all acts and things necessary to make this Second Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Second Supplemental Indenture has in all respects been duly authorized.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I

Relation to Indenture; Definitions

SECTION 1.01 Relation to Indenture. This Second Supplemental Indenture constitutes an integral part of the Indenture. In the event of inconsistencies between the Indenture and the Second Supplemental Indenture, the terms of this Second Supplemental Indenture shall govern.

SECTION 1.02 Certain Definitions. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

ARTICLE II

Additional Notes

SECTION 2.01 Additional Notes. As of the date hereof, the Company hereby creates and will issue the Additional Notes under the Indenture. Interest on the Additional Notes shall accrue from January 15, 2019, and the first interest payment date for the Additional Notes is July 15, 2019. The Additional Notes shall rank pari passu with the Initial Notes, shall be consolidated with and be treated as a single class of securities with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes, except for the issue date.

SECTION 2.02 Note Guarantees. Each Subsidiary Guarantor hereby confirms that such Subsidiary Guarantor, jointly and severally, unconditionally guarantees to each Holder of an Additional Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns the obligations of the Company under the Indenture and the Additional Notes as and to the extent provided for in Article 10 of the Indenture.

SECTION 2.03 Authentication Order. The Trustee shall, pursuant to an authentication order delivered in accordance with Section 2.02 of the Indenture, authenticate the Additional Notes for original issue in an aggregate principal amount specified in such authentication order.

ARTICLE III

Miscellaneous

SECTION 3.01 Conditions Precedent. The Company represents and warrants that each of the conditions precedent to the supplement of the Indenture (including such conditions pursuant to Sections 9.01, 9.05, 13.02 and 13.03 of the Indenture) have been satisfied in all respects.

SECTION 3.02 Instruments To Be Read Together; Entire Agreement. This Second Supplemental Indenture is executed as and shall constitute an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Second Supplemental Indenture shall henceforth be read together. This Second Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the supplements to the Indenture set forth herein.

SECTION 3.03 Ratification of Indenture. The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon and after the execution of this Second Supplemental Indenture, each reference in the Indenture, as supplemented by this Second Supplemental Indenture, to “this Indenture,” “hereunder,” “hereof” or words of like import referring to the Indenture shall mean and be a reference to the Indenture, as supplemented by this Second Supplemental Indenture. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.

SECTION 3.04 Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York..

SECTION 3.05 Successors. This Second Supplemental Indenture is binding upon, and inures to the benefit of, the parties hereto and their respective successors and assigns.

SECTION 3.06 Multiple Originals. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Second Supplemental Indenture.

SECTION 3.07 Headings. The headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 3.08 Severability. In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.09 Benefits of Supplemental Indenture. Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder and the Holders) any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

SECTION 3.10 Trustee Rights. In acting under and by virtue of this Second Supplemental Indenture, the Trustee shall have all of the rights, protections and immunities given to it under the Indenture. The Trustee is not responsible for the validity or sufficiency of this Second Supplemental Indenture, nor for the recitals contained herein, all of which shall be taken as statements of the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

THE MCCLATCHY COMPANY

By:	/s/ Elaine Lintecum
	Name:	Elaine Lintecum
	Title:	Vice President, Finance, Chief Financial Officer and Treasurer

[Signature Page to Second Supplemental Indenture]

Aboard Publishing, Inc.
Belton Publishing Company, Inc.
Biscayne Bay Publishing, Inc.
Cass County Publishing Company
Columbus Ledger-Enquirer, Inc.
Cypress Media, Inc.
East Coast Newspapers, Inc.
Gulf Publishing Company, Inc.
HLB Newspapers, Inc.
Keltatim Publishing Company, Inc.
Keynoter Publishing Company, Inc.
Lee’s Summit Journal, Incorporated
Lexington H-L Services, Inc.
Macon Telegraph Publishing Company
Mail Advertising Corporation
McClatchy Interactive West
McClatchy Investment Company
McClatchy Newspapers, Inc.
McClatchy U.S.A., Inc.
Miami Herald Media Company
Nittany Printing and Publishing Company
Nor-Tex Publishing, Inc.
Olympic-Cascade Publishing, Inc.
Pacific Northwest Publishing Company, Inc.
QUAD COUNTY PUBLISHING, INC.
Star-Telegram, Inc.
Tacoma News, Inc.
The Bradenton Herald, Inc.
The Charlotte Observer Publishing Company
The News and Observer Publishing Company
The State Media Company
The Sun Publishing Company, Inc.
Wichita Eagle and Beacon Publishing Company, Inc.

All By:	/s/ Elaine Lintecum
	Name:	Elaine Lintecum
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]

McClatchy Management Services, Inc.
McClatchy Interactive LLC

All By:	/s/ Elaine Lintecum
	Name:	Elaine Lintecum
	Title:	President

Bellingham Herald Publishing, LLC
Idaho Statesman Publishing, LLC
Olympian Publishing, LLC

All By:	Pacific Northwest Publishing Company, Inc.,
its Sole Member

By:	/s/ Elaine Lintecum
	Name:	Elaine Lintecum
	Title:	Vice President

Cypress Media, LLC

By:	Cypress Media, Inc.,
its Sole Member

By:	/s/ Elaine Lintecum
	Name:	Elaine Lintecum
	Title:	Vice President

San Luis Obispo Tribune, LLC

By:	The McClatchy Company,
its Sole Member

By:	/s/ Elaine Lintecum
	Name:	Elaine Lintecum
	Title:	Vice President, Finance, Chief Financial Officer and Treasurer

[Signature Page to Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

THE BANK OF NEW YORK MELLON, as Collateral Agent

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]